SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): September 18, 2017

ProAssurance Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16533	63-1261433
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

100 Brookwood Place, Birmingham, Alabama	35209
(Address of Principal Executive Office )	(Zip code)

Registrant’s telephone number, including area code: (205) 877-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure
On September 18, 2017 our subsidiary, Eastern Alliance Insurance Company (“Eastern”), finalized its purchase of the renewal rights to Great Falls Insurance Company’s (“Great Falls”) book of workers’ compensation business. Eastern is not assuming any prior liability for policies written by Great Falls in this transaction.
Great Falls, based in Auburn, Maine, was writing business in Maine and New Hampshire. Eastern is assuming all of Great Falls’ contracts with agency partners and all Great Falls employees, led by President, Gary Hall, are joining the Eastern organization. With the closing of the transaction the former Great Falls operation becomes Eastern’s New England Regional office—the fifth operating region within Eastern. This expands the distribution of Eastern’s specialty workers’ compensation products and services into Maine and New Hampshire, and allows the future expansion of Eastern’s business into other selected states in New England.
Terms of the renewal rights transaction were not disclosed. In 2016, this business represented approximately $13.3 million of direct written premium to Great Falls.

SIGNATURE
Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 18, 2017

PROASSURANCE CORPORATION

By: /s/ Frank B. O’Neil
Frank B. O’Neil
Senior Vice President

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